Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C.§1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report on Form 10‑K of Hawaiian Telcom Holdco, Inc. (the “Company”) for the period ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott K. Barber, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.§1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that to my knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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March 13, 2018	/s/ Scott K. Barber
Scott K. Barber
Chief Executive Officer